Exhibit 99.1

FOR IMMEDIATE RELEASE: May 3, 2021

NEWS RELEASE

GRAY TO ACQUIRE MEREDITH CORPORATION’S

LOCAL MEDIA GROUP IN A $2.7 BILLION TRANSACTION

Addition of Meredith’s 17 TV Stations Will Transform

Gray into the Second Largest Television Broadcast Group

Atlanta, Georgia – Gray Television, Inc. (“Gray”) (NYSE: GTN) has agreed to acquire all outstanding shares of Meredith Corporation (“Meredith”) for approximately $14.50 per share in cash, or $2.7 billion in total enterprise value after the spin off of Meredith’s National Media Group to the current Meredith shareholders. The parties expect to close the transaction in the fourth quarter of 2021.

Immediately prior to closing this acquisition, Meredith will spin off to its existing shareholders its National Media Group operating division, which owns the nation’s largest portfolio of magazines as well as digital and marketing assets. At the closing, Gray will acquire Meredith’s other operating division, known as the Local Media Group, which owns the following 17 television stations in 12 local markets:

WGCL (CBS) / WPCH (Independent), Atlanta, Georgia (DMA 7)

KPHO (CBS) / KTVK (Independent), Phoenix, Arizona (DMA 11)

KPTV (FOX) / KPDX (MyNetwork), Portland, Oregon (DMA 21)

KMOV (CBS), St. Louis, Missouri (DMA 23)

WSMV (NBC), Nashville, Tennessee (DMA 29)

WFSB (CBS), Hartford-New Haven, Connecticut (DMA 32)

KCTV (CBS) / KSMO (MyNetwork), Kansas City, Missouri, (DMA 34)

WHNS (FOX), Greenville-Spartanburg, South Carolina (DMA 35)

KVVU (FOX), Las Vegas, Nevada (DMA 40)

WALA (FOX), Mobile, Alabama (DMA 57)

WNEM (CBS), Flint-Saginaw, Michigan (DMA 73)

WGGB (ABC & FOX) / WSHM-LD (CBS), Springfield, Massachusetts (DMA 116)

Gray currently operates in only one of these television markets, the Flint-Saginaw DMA. To facilitate regulatory approvals for this transaction, Gray will divest its ABC affiliate in the market, WJRT-TV, to an independent third-party no later than the closing of the Meredith acquisition.

With a combined net revenue exceeding $3.1 billion on a blended 2019/2020 basis, Gray’s acquisition of Meredith’s television stations will transform Gray into the nation’s second largest television broadcaster. Gray’s portfolio of television stations, including all announced transactions and less divestitures, will serve 113 local markets reaching approximately 36 percent of US television households.

4370 Peachtree Road, NE, Atlanta, GA 30319 | P 404.504.9828 F 404.261.9607 | www.gray.tv

Gray’s Pro Forma Television Portfolio

The transaction augments Gray’s position as the largest owner of top-rated local television stations and digital assets in the United States, with a pro forma portfolio including 79 markets with the top-rated television station and 101 markets with the first and/or second highest rated television station according to Comscore’s audience measurement data.

Gray’s Executive Chairman and CEO Hilton H. Howell commented, “The television station portfolios, company cultures, and commitments to localism of Gray and Meredith are highly complementary. We are very excited to acquire Meredith’s excellent television stations, and we look forward to welcoming its employees into the Gray family. Moreover, Gray’s Board and shareholders are deeply appreciative of the tireless efforts of our team led by Kevin Latek and Jim Ryan on this transaction and our other recently announced significant transactions. Building on our successes throughout 2020 and just the first few months of 2021, Gray Television clearly has an even stronger and brighter future than ever!”

Transaction Summary

Gray expects that the Meredith transaction will be significantly accretive to free cash flow per share. To date, Gray has identified an estimated $55 million in synergies annualized for the first full calendar year following the closing. Including these anticipated $55 million of synergies, the purchase price for Gray’s acquisition of Meredith represents a multiple of approximately 7.9 times a blended average of the Meredith television stations’ 2019/2020 operating cash flow.

The transaction is subject to customary closing conditions and regulatory approvals, including certain consents necessary to effectuate the spin-off of Meredith’s National Media Group immediately prior to the closing of Gray’s acquisition of Meredith. Importantly, the proposed transaction will not create any new duopolies of local television stations. Moreover, giving effect to the FCC’s UHF Discount, the pro forma portfolio of television stations will reach approximately 25 percent of US television households, which is well below the FCC’s national audience cap of 39 percent. As a result, subject to the anticipated divestiture of WJRT-TV, Gray’s acquisition of Meredith complies with all FCC ownership rules without the need for any rule waivers.

Wells Fargo has underwritten the debt financing portion of the transaction. Expected strong free cash flow generation through the closing of all pending transactions and throughout 2021 and 2022 is anticipated to allow Gray to deleverage its capital structure following the closing. Assuming a year-end 2021 closing, Gray anticipates that its total leverage ratio, net of all cash, would approximate 5.3 times on a trailing eight-quarter operating cash flow, including estimated annualized synergies from all announced transactions.

The transaction has been approved by the Boards of Directors of both Gray and Meredith. No Gray shareholder vote will be required to consummate the transactions described herein. Completion of the transaction is subject to approval by Meredith’s shareholders. Meredith’s significant shareholders have entered into agreements with Gray to support the transaction.

Conference Call and Additional Information

Gray will host a conference call for all stakeholders and other interested parties to discuss this transaction further beginning at 10:30 a.m. Eastern today, Monday, May 3, 2021. The live dial-in number is 855-493-3489 and the confirmation code is 6738037. The call will stream live and be available for replay at www.gray.tv. Until June 3, 2021, a taped replay of the conference call will be available at 855-859-2056 with the confirmation code 6738037.

Additional information regarding the transaction can be obtained from Gray’s Current Report on Form 8-K being filed with the SEC in connection with the announcement of this transaction, including the investor presentation furnished therewith, which presentation will also be available on Gray’s website.

Advisors

Wells Fargo Securities, LLC served as financial advisor and Eversheds Sutherland LLP and Jones Day served as legal counsel for Gray.

About Gray:

Gray Television is a television broadcast company headquartered in Atlanta, Georgia. Gray is the largest owner of top-rated local television stations and digital assets in the United States (“U.S.”). Gray currently owns and/or operates television stations and leading digital properties in 94 television markets that collectively reach approximately 24% of U.S. television households. During 2020, Gray’s stations were ranked first in 70 markets, and ranked first and/or second in 86 markets, as calculated by Comscore’s audience measurement service. Gray also owns video program production, marketing, and digital businesses including Raycom Sports, Tupelo Honey, and RTM Studios, the producer of PowerNation programs and content, and is the majority owner of Swirl Films.

Gray Contacts:

Website: www.gray.tv

Hilton H. Howell, Jr., Chairman, President and Chief Executive Officer, 404-266-5512

Jim Ryan, Executive Vice President and Chief Financial Officer, 404-504-9828

Kevin P. Latek, Executive Vice President, Chief Legal and Development Officer, 404-266-8333

Forward-Looking Statements:

This press release contains certain forward looking statements that are based largely on Gray’s current expectations and reflect various estimates and assumptions by Gray. These statements are statements other than those of historical fact, and may be identified by words such as “estimates”, “expect,” “anticipate,” “will,” “implied,” “assume” and similar expressions. Forward looking statements are subject to certain risks, trends and uncertainties that could cause actual results and achievements to differ materially from those expressed in such forward looking statements. Such risks, trends and uncertainties, which in some instances are beyond Gray’s control, include Gray’s inability to complete its pending acquisition of Meredith or additional pending transactions, on the terms and within the timeframe currently contemplated, any material regulatory or other unexpected requirements in connection therewith, or the inability to achieve expected synergies therefrom on a timely basis or at all, the impact of recently completed transactions, estimates of future retransmission revenue, future expenses and other future events. Gray is subject to additional risks and uncertainties described in Gray’s quarterly and annual reports filed with the Securities and Exchange Commission from time to time, including in the “Risk Factors,” and management’s discussion and analysis of financial condition and results of operations sections contained therein, which reports are made publicly available via its website, www.gray.tv. Any forward-looking statements in this presentation should be evaluated in light of these important risk factors. This presentation reflects management’s views as of the date hereof. Except to the extent required by applicable law, Gray undertakes no obligation to update or revise any information contained in this presentation beyond the published date, whether as a result of new information, future events or otherwise.

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